UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2017, the Board of Directors (the “Board”) of COPsync, Inc. (the “Company”) appointed Philip J. Anderson as Chief Financial Officer of the Company, effective January 2, 2017.  Prior to his appointment as the Company’s Chief Financial Officer, Mr. Anderson had served as a consultant to the Company assisting the Company with various financial matters.

Mr. Anderson, age 49, brings more than 22 years of experience in financial markets, with particular depth in balance sheet structuring and cash flow management.  Prior to joining the Company, Mr. Anderson served as the Chief Financial Officer of Electronic Cigarette International Group (ECIG-OTCBB) from January 2015 to May 2016.  Prior to joining ECIG, Mr. Anderson was an independent advisor to Pinnacle Fund and Pinnacle Family Office from November 2006.  Prior to Pinnacle, Mr. Anderson was the director of research at SIAR Capital, a family office focused on investing in small-cap growth companies and was also a research analyst at C.E. Unterberg and Ladenburg Thalmann.  Mr. Anderson earned a Bachelor’s degree in Finance from Ithaca College and a Masters of Business Administration from Hofstra University.

With his promotion to the position of Chief Financial Officer, Mr. Anderson succeeds Barry W. Wilson, the Company’s previous Chief Financial Officer.  Mr. Wilson will remain with the Company as Chief Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: January 6, 2017	By:	/s/ Ronald A. Woessner
	Name:	Ronald A. Woessner
	Title:	Chief Executive Officer